Exhibit 10.5

February 23, 2015

Brandywine Realty Trust
555 East Lancaster Avenue
Suite 100
Radnor, PA 19087
Attention: Compensation Committee

Gentlemen:

The undersigned hereby agrees that in the event that Brandywine Realty Trust (together with its consolidated subsidiaries, the “Company”) is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements under federal securities laws, then the Company shall, in the sole determination of the Compensation Committee, be entitled to recover from the undersigned incentive-based compensation (including stock options or other equity-based awards) during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of what should have been paid to the undersigned under the accounting restatement (whether before or after the date of this letter). The undersigned further confirms that incentive compensation received from the Company will be subject to recovery by the Company if and to the extent required by any current or future law, government regulation or stock exchange list requirement.

Sincerely,
________________________
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